UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 4, 2012

SureWest Communications
(Exact name of registrant as specified in its charter)

California	000-29660	68-0365195
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8150 Industrial Avenue, Roseville, California	95678
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(916) 772-2000

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As detailed in a Form 8-K filed February 6, 2012 by SureWest Communications (the “Company”), the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) that provides for the Company to become a wholly owned subsidiary of Consolidated Communications Holdings, Inc. (“Consolidated”) upon the consummation of the transactions contemplated by the Merger Agreement (the “Merger”).

In connection with the events described below in Item 5.02, on June 4, 2012, Consolidated executed and delivered a consent and waiver under the Merger Agreement in which Consolidated consented to the actions described in Item 5.02 and waived any event of default, breach of representation and warranty or adverse consequence or failure of closing condition which would occur under the Merger Agreement due to the actions described below in Item 5.02.  The executed consent and waiver is attached hereto as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Named Executive Officer

On June 5, 2012, Steven C. Oldham, President and Chief Executive Officer of the Company, tendered, and the Board of Directors of the Company (the “Board”) accepted his unconditional resignation from the Company (and its subsidiaries and affiliates) and the Board effective as the earlier of June 27, 2012 and the consummation of the Merger (the “Termination Date”), after which he will provide no further services to the Company (or its subsidiaries or affiliates) or the Board.

In connection with his resignation, the Company agreed to provide Mr. Oldham the following benefits:

•                 In exchange for a full release of claims in favor of the Company and its affiliates (the “Release”) and, subject to the consummation of the Merger to the extent explicitly required under Mr. Oldham’s Change in Control Agreement with the Company entered into effective February 7, 2011 (the “CIC Agreement”), the payments and benefits set forth in the CIC Agreement determined as if Mr. Oldham’s resignation were a Qualifying Termination (as defined in the CIC Agreement);

•                 Full vesting on the Termination Date of all of Mr. Oldham’s non-performance-based Company restricted stock units;

•                 In exchange for the Release and without the requirement that Mr. Oldham provide services after the Termination Date, full accelerated vesting of all of Mr. Oldham’s performance-based Company restricted stock units on the earlier of (i) the consummation of the Merger and (ii) the date that is 6 months and 1 day after the Termination Date (provided that the Merger Agreement has not terminated at such time); and

•                 In exchange for the Release and without the requirement that Mr. Oldham provide services after the Termination Date, full accelerated vesting of all of Mr. Oldham’s performance-based Company restricted stock upon the consummation of the Merger.

Absent Mr. Oldham’s resignation and the Company’s agreement with him described above, Mr. Oldham would have been entitled to the foregoing payments and benefits if, in connection with the Merger, his employment had been terminated by him for good reason or by the Company other than for cause, as more fully described in the CIC Agreement.

The CIC Agreement is filed as Exhibit 10.1 to the Company’s Form 8-K filed February 14, 2011.

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
99.1	Consent and Waiver dated June 4, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUREWEST COMMUNICATIONS

By:	/s/ Dan T. Bessey
Dan T. Bessey
Vice President and Chief Financial Officer

Date:  June 5, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Consent and Waiver dated June 4, 2012.